SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20509



                                  FORM 8-K

                               CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 3, 1995




                          HASTINGS MANUFACTURING COMPANY
                Exact name of registrant as specified in charter)




Michigan                          1-3574                 38-0633740
(State or other jurisdiction   (Commission File         (IRS Employer
of incorporation                Number)                Identification)



325 North Hanover Street, Hastings, Michigan                       49058
(Address of principal executive offices)                       (Zip Code)



                               (616) 945-2491
         (Registrant's telephone number, including area code)



                               Not applicable
     (Former name or former address, if changed since last report)







                          HASTINGS MANUFACTURING COMPANY

Item 2.  Acquisition or Disposition of Assets

          Effective on September 3, 1995, the Company entered into an agreement and sold its filter product line assets to CLARCOR Inc. of Rockford, Illinois. The sale price, which is expected to be approximately $14,000,000, is subject to adjustment based upon a closing balance sheet and other factors. The acquisition does not include filter-related accounts receivable of approximately $6,000,000, which will be retained for collection by the Company.

          There is no relationship between CLARCOR Inc. and the Company or any of its subsidiaries, any director or officer of the Company, or any associate of any such director or officer.

Item 7.  Financial Statements and Exhibits

     (b) It is not practicable to provide the required pro forma financial information by the time this report on Form 8-K is required to be filed. The required pro forma financial information will be filed as soon as practical but not later than 60 days after the date this Form 8-K is required to be filed.

     (c)  The exhibits listed below are filed as part of this report:

          Securities Exchange Act
          of 1934 Exhibit Number        Description
          Exhibit No. 10.1              Press Release.

          Exhibit No. 10.2              Asset Purchase Agreement between
                                        Hastings Manufacturing Company
                                        and CLARCOR Inc., dated as of
                                        September 3, 1995.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HASTINGS MANUFACTURING COMPANY


September 18, 1995                By: /s/ Thomas J. Bellgraph
                                     Thomas J. Bellgraph
                                     Treasurer